U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                                --------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                                ---------------------
                              BETA OIL & GAS, INC.
                (Name of registrant as specified in its charter)
                                                ---------------------

                        Nevada
            (State or other jurisdiction of
            incorporation or organization)

                      86-0876964
         (I.R.S. Employer Identification No.)

                                                ---------------------

                           901 Dove Street, Suite 230
                             Newport Beach, CA 92660
                                 (949) 752-5212
             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)
                                                ---------------------

                                   COPIES TO:

                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 92618
                                 (949) 453-0300
                                                ---------------------

Securities to be registered pursuant to Section 12(b) of the Act:

                  None

Securities to be registered pursuant to Section 12(g) of the Act:

         Shares of Common Stock, $.001 par value ("Common Stock")

Item 1.  Description of Registrant's Securities to be Registered.

         Reference is made to the description of the terms of the securities prepared in compliance with Item 202 of Regulation S-B set forth beneath the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Securities," "Underwriting," and "Legal Matters" in the prospectus filed by Beta Oil & Gas, Inc. (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form S-1, Registration No. 333-68381 (the "Registration Statement").


Item 2.  Exhibits.

Exhibit No.         Description
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

1.1                 Underwriter Agreement (Form)
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1.2                 Selected Dealer Warrant (Form)
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1.3                 Selected Dealer Agreement (Form)
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3.1                 Original and Amended Articles of Incorporation of Registrant.
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3.2                 Amended and Restated By Laws of the Registrant, Dated January 5, 1999.
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4.0                 Security Agreement Dated January 20, 1999
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4.1                 Security Agreement Dated March   , 1999
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5.1                 Opinion of Horwitz & Beam As To The Legality Of The Securities Being Registered, Dated July
                    23, 1998
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10.1                Formosa Grande Prospect Agreement, Dated August 1, 1997
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10.2                Texana Prospect Agreement, Dated July 15, 1997
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10.3                Ganado Prospect Agreement, Dated November 1, 1997
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10.4                T.A.C. Resources Agreement, Dated January 21, 1998
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10.5                Lapeyrouse Prospect Agreement, Dated October 13, 1997
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10.6                Rozel (Transition Zone) Prospect Agreement, Dated February 24, 1998
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10.7                Stansbury Basin (Australia) Prospect Agreement, Dated February 1998
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10.8                Agreement With Jim Frimodig (Norcal), Dated October 27, 1997
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10.9                Steve Antry Employment Agreement, Dated June 23,1997
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10.10               Steve Fischer, Employment Agreement, Dated June 23, 1997
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10.11               J. Chris Steinhauser Warrant Agreement, Dated January 27, 1998
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10.12               R.T. Fetters Consulting Agreement, Dated June 23, 1997
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10.13               Office Lease, Dated October 1997
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10.14               BWC Prospect Agreement, Dated April 1, 1998
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10.15               Dahlia Financial Limited Consulting Agreement, Dated September 5, 1997
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10.16               St. Cloud Investments, Ltd., Dated March 12, 1998
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10.17               Beta Oil & Gas / Beta Capital Group Reciprocal Agreement
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10.18               Horwitz & Beam Legal Representation Letter, Dated June , 1997
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10.19               Cobra Prospect Agreement Dated January 6, 1999
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10.20               Redfish Prospect Agreement Dated January 6, 1999
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10.21               Shark Prospect Agreement Dated January 6, 1999
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10.22               Cheniere Energy, Inc. Option Agreement Dated January 6, 1999
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10.23               Dyad-Australia, Inc. Agreement Dated January 25, 1999
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10.24               Note and Common Stock Purchase Agreement Dated January 20, 1999
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10.25               Note and Common Stock Purchase Agreement Dated March    , 1999
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23.1                Consent of Horwitz & Beam (included in their opinion set forth in Exhibit 5.1 hereto).
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23.2                Consent of Hein + Associates LLP
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23.3                Consent of Veazey & Associates, Inc.
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24                  Power of Attorney (see signature page) *
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27                  Financial Data Schedule
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

                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Newport Beach, State of California, on March 25, 1999.


                                            BETA OIL & GAS, INC.



                                            By: /s/ Steve Antry
                                            Steve Antry, President and Chairman